Contact:	Ray Harlin
Chief Financial Officer
(423) 510-3323

U.S. XPRESS ENTERPRISES, INC. REPORTS
RECORD FOURTH QUARTER RESULTS

Posts 12th Consecutive Quarter of Year-Over-Year Earnings Improvement
with 125% Increase in Fourth Quarter Net Income

        CHATTANOOGA, Tenn. (February 3, 2005) - U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) reported its results for the three months and year ended December 31, 2004.

         Revenue for the fourth quarter of 2004 increased 30.4% to $312.3 million compared with $239.6 million for the corresponding quarter in 2003. Revenue, excluding the impact of fuel surcharges, increased 24.6% to $288.9 million, versus $231.7 million in the fourth quarter of 2003. Excluding a $454,300 pre-tax charge for the early extinguishment of debt in the fourth quarter of 2004, net income increased 134% to $6.2 million, or $0.42 per diluted share, versus $2.7 million, or $0.19 per diluted share for the comparable 2003 quarter. Net income for the fourth quarter of 2004, including the charge for early extinguishment of debt, was $5.9 million, or $0.40 per diluted share.

        For the year ending December 31, 2004, revenue increased 18.8% to $1.1 billion, compared to $930.5 million for the same period in 2003. Revenue, excluding the impact of fuel surcharges, increased 16.5% to $1.0 billion for 2004 versus $896.5 million in 2003. Net income for the year ended December 31, 2004 increased 115% to $16.4 million, or $1.14 per diluted share, compared to $7.6 million, or $0.54 per diluted share in 2003. Excluding the effect of the previously discussed charge for the early extinguishment of debt, net income for 2004 is $16.6 million, or $1.16 per diluted share.

        Truckload revenue for the fourth quarter of 2004, excluding the effect of fuel surcharges, increased 21.6% to $248.8 million. Truckload operating income for the quarter increased 189% to $18.1 million, compared to $6.2 million in the comparable prior year quarter. These results were driven by a strong freight environment, a 22% increase in the Company’s revenue per loaded mile, excluding fuel surcharges, and a 440 basis point improvement in the truckload operating ratio to 92.7% versus 97.1% in the fourth quarter of 2003. The Company experienced significant revenue growth in its dedicated contract and expedited rail operations during the quarter which contributed significantly to improved operating results. Dedicated contract revenues increased 92% to $45.6 million and expedited rail revenues grew by 134% to $33.2 million in the fourth quarter of 2004.

        Co-Chairman, Patrick Quinn, stated, “Our truckload operating results reflect the success of our strategy within our truckload segment of shifting assets to dedicated, regional, and expedited rail services that we believe offer the opportunity for higher and more consistent returns. The significant increase in our revenue per loaded mile was driven by negotiated customer rate increases, improved recovery of detention charges, improved freight selection and the impact of increasing revenues from our dedicated and on-demand expedited operations, which generally provide for higher rates relative to our over-the-road solo and team truckload operations.

        “The strong consolidated earnings growth we experienced in the fourth quarter was achieved in the face of higher fuel prices, an increase in driver pay implemented in the fourth quarter, increased insurance and claims cost, and disappointing results in our Xpress Global operations. Our average diesel fuel prices, including

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4080 Jenkins Road, Chattanooga, TN 37421
423-510-3000

XPRSA Reports Fourth Quarter and Year End Results

February 3, 2005

taxes, were approximately 41% higher than the comparable 2003 quarter. These higher fuel costs, net of the impact of fuel surcharges, and lower fuel efficiencies from the new EGR engines negatively impacted fourth quarter earnings per share by approximately $0.07 per diluted share, compared to the fourth quarter of 2003.

        “Our Xpress Global business segment, which accounts for approximately 14% of our consolidated revenues, generated a 17.9% increase in revenues for the quarter to $42.6 million. Xpress Global incurred an operating loss in the quarter of $4.5 million, compared with operating income of $492,000 in the fourth quarter of 2003. Despite higher revenues, Xpress Global operating margins were negatively impacted by rapidly escalating purchased transportation costs as third party carriers significantly increased rates throughout the quarter. Additionally, during the quarter Xpress Global’s overhead costs increased at a rate higher than the corresponding revenue growth. In the face of these disappointing results, we have made various management changes and have taken a number of actions in early January to substantially reduce fixed overhead and purchased transportation costs. These initiatives to improve margins are ongoing, and we expect to return this business to profitability during 2005.

        “During the fourth quarter, we completed a number of significant transactions which we believe enhance our overall financial strength and provide a foundation for future growth. In October, we completed $200 million in new financing consisting of a $100 million five-year secured revolving credit facility and a $100 million accounts receivable securitization facility. In December, we completed a public offering of two million shares of common stock, which generated net proceeds to the Company of approximately $47.7 million. Finally, in December, we completed the acquisition of a 49% equity interest in Arnold Transportation Services, Inc., a truckload carrier providing dedicated and regional truckload services with a fleet of approximately 1,500 trucks and annual revenues of approximately $200 million.”

        Max Fuller, Co-Chairman, stated, “The significant improvement of our U.S. Xpress truckload business enabled us to achieve our highest-ever quarterly earnings per share despite the poor performance of Xpress Global. Looking forward, we will continue to focus on improving our return on investment in each of our business segments and moderately grow truck capacity. Within our truckload segment, we believe there continues to exist a significant opportunity to achieve substantial growth at desirable margins in our dedicated contract and expedited rail operations. With twelve consecutive quarters of year-over-year earnings improvement and an enhanced capital structure, we believe we are well-positioned to achieve continued revenue and profitability growth in 2005.”

Investor Conference Call and Simulcast

    U.S.  Xpress Enterprises, Inc. will conduct a conference call, at 2:00 p.m. EST on February 3, 2005, to discuss the fourth quarter and year end results. The number to call for this interactive teleconference is (719) 457-2625. A replay of the conference call will be available through February 10, 2005, by dialing (719) 457-0820 and entering the passcode 2317264.

        The Company will also provide a live broadcast the conference call available online at the Company’s website, www.usxpress.com, as well as http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=80059&eventID=997111 on February 3, 2005, beginning at 2:00 p.m. EST. The online replay will follow shortly after the call and continue through February 17, 2005.

    U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue. The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floorcovering industry and provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of 81 locations in North America. The Company also participates in logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company.

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XPRSA Reports Fourth Quarter and Year End Results

February 3, 2005

Additionally, U.S. Xpress has a 49% equity ownership interest in Arnold Transportation Services, Inc., which provides regional, dedicated, and medium length of haul services with a fleet of approximately 1,500 trucks. Please visit the Company’s website at www.usxpress.com

        This press release contains certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Without limitation, these risks and uncertainties include economic recession or downturns in customers’ business cycles, rapid fluctuations in fuel pricing or availability, increases in interest rates, the availability of adequate sources of financing and the availability of qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company’s periodic reports on forms 10-K and 10-Q.

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XPRSA Reports Fourth Quarter and Year End Results

February 3, 2005

                                        U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (In Thousands, Except Per Share Data)
                                                          (Unaudited)

                                                         Three Months Ended                       Twelve Months Ended
                                                            December 31,                              December 31,
                                                 -----------------------------------     ---------------------------------------
                                                      2004                2003                  2004                  2003
                                                 ----------------     --------------     -------------------     ---------------
Operating Revenue
  Revenue, before fuel surcharge                 $     288,880        $   231,772        $     1,044,699         $   896,533

  Fuel Surcharge Revenue                                23,436              7,814                 60,957              33,976
                                                 ----------------     --------------     -------------------     ---------------
  Total operating revenue                              312,316            239,586               1,105,656            930,509
                                                 ----------------     --------------     -------------------     ---------------

Operating Expenses:
  Salaries, wages and benefits                          97,911             85,765                 367,317            325,767
  Fuel and fuel taxes                                   47,767             33,553                 168,570            135,895
  Vehicle rents                                         18,037             18,922                  71,068             75,490
  Depreciation and amortization                         10,829              9,779                  45,097             37,273
  Purchased transportation                              65,011             41,975                 212,153            157,212
  Operating expense and supplies                        19,570             14,592                  72,689             63,978
  Insurance premiums and claims                         20,221             13,190                  59,651             48,614
  Operating taxes and licenses                           3,469              3,716                  13,924             14,160
  Communications and utilities                           2,744              2,356                  11,435             11,210
  General and other operating                           13,163              8,999                  43,744             36,494
  Early extinguishment of debt                             454                  -                     454                  -
                                                 ----------------     --------------     -------------------     ---------------
   Total operating expenses                            299,176            232,847               1,066,102            906,093
                                                 ----------------     --------------     -------------------     ---------------
Income from Operations                                  13,140              6,739                  39,554             24,416
Interest Expense, net                                    2,201              2,188                   9,223              9,873
                                                 ----------------     --------------     -------------------     ---------------
Income Before Income Taxes                              10,939              4,551                  30,331             14,543
Income Tax Provision                                     4,988              1,904                  13,905              6,900
                                                 ----------------     --------------     -------------------     ---------------
Net Income                                       $       5,951        $     2,647        $         16,426        $     7,643
                                                 ================     ==============     ===================     ===============
Earnings Per Share - basic                       $        0.41        $      0.19        $           1.16        $      0.55
                                                 ================     ==============     ===================     ===============
Weighted average shares - basic                         14,449             14,017                  14,159             13,966
                                                 ================     ==============     ===================     ===============
Earnings Per Share - diluted                     $        0.40        $      0.19        $           1.14        $      0.54
                                                 ================     ==============     ===================     ===============
Weighted average shares - diluted                       14,823             14,165                  14,399             14,067
                                                 ================     ==============     ===================     ===============

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XPRSA Reports Fourth Quarter and Year End Results

February 3, 2005

                                        U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (In Thousands, Except Per Share Data)
                                                         (Unaudited)

                                                                        Three Months Ended             Twelve Months Ended
                                                                           December 31,                    December 31,
                                                                    ---------------------------     ---------------------------
                                                                      2004             2003            2004            2003
                                                                    ----------      -----------     -----------      ----------
Operating Revenue                                                       100.0%           100.0%          100.0%          100.0%
                                                                    ----------      -----------     -----------      ----------

Operating Expenses:
  Salaries, wages and benefits                                           33.9             37.0            35.2            36.3
  Fuel and fuel taxes                                                     8.4             11.1            10.3            11.4
  Vehicle rents                                                           6.2              8.2             6.8             8.4
  Depreciation and amortization                                           3.7              4.2             4.3             4.2
  Purchased transportation                                               22.5             18.1            20.3            17.5
  Operating expense and supplies                                          6.8              6.3             7.0             7.1
  Insurance premiums and claims                                           7.0              5.7             5.7             5.4
  Operating taxes and licenses                                            1.2              1.6             1.3             1.6
  Communications and utilities                                            0.9              1.0             1.1             1.3
  General and other operating                                             4.7              3.9             4.2             4.1
  Early extinguishment of debt                                            0.2              0.0             0.0             0.0
                                                                    ----------      -----------     -----------      ----------
   Total operating expenses                                              95.5             97.1            96.2            97.3
                                                                    ----------      -----------     -----------      ----------

Income from Operations                                                    4.5              2.9             3.8             2.7

Interest Expense, net                                                     0.8              0.9             0.9             1.1
                                                                    ----------      -----------     -----------      ----------

Income Before Income Taxes                                                3.7              2.0             2.9             1.6

Income Tax Provision                                                      1.7              0.8             1.3             0.8
                                                                    ----------      -----------     -----------      ----------

Net Income                                                                2.0%             1.2%            1.6%            0.8%
                                                                    ==========      ===========     ===========      ==========

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XPRSA Reports Fourth Quarter and Year End Results

February 3, 2005

                                                      U.S. XPRESS ENTERPRISES, INC.
                                                            KEY OPERATING FACTORS

                                                   Three Months Ended                                 Twelve Months Ended
                                                   December 31, 2004                                   December 31, 2004
                                                                                     %                                                  %
                                                 2004             2003            Change            2004              2003           Change
                                             -------------    --------------    ------------    --------------    --------------    ----------
OPERATING RATIO (1)                                  95.5%            97.1%           -1.6%              96.2%            97.3%         -1.1%

OPERATING REVENUE:
  US Xpress, net of fuel surcharge               $ 248,814        $ 204,576           21.6%         $  905,485        $ 793,884         14.1%
  Fuel Surcharge                                    23,436            7,814          199.9%             60,957           33,976         79.4%
  Xpress Global Systems                             42,604           36,142           17.9%            158,566          137,842         15.0%
  Inter-company                                     (2,538)          (8,946)         -71.6%            (19,352)         (35,193)       -45.0%
                                             --------------   --------------    ------------    ---------------   --------------    ----------
Total Operating Revenue                          $ 312,316        $ 239,586           30.4%         $1,105,656        $ 930,509         18.8%

OPERATING INCOME:
  US Xpress                                      $  18,709        $   6,247          189.4%         $   45,066        $ 21,915         105.6%
  Xpress Global Systems                             (4,485)             492             n/a             (5,048)           2,501           n/a
  Early extinguishment of debt                        (454)               -               -               (454)               -             -
                                             --------------   --------------    ------------    ---------------   --------------    ----------
Total Operating Income                           $  13,140        $   6,739           95.0%         $   39,554        $  24,416         62.0%

TRUCKLOAD STATISTICS:
Revenue Per Mile (2)(3)                          $   1.627        $   1.329           22.4%         $    1.483        $   1.298         14.3%

Revenue Per Total Mile (2)(3)                    $   1.441        $   1.195           20.5%         $    1.320        $   1.166         13.2%

Tractors (at end of period)-
     Company Owned                                   4,460            4,469            0.0%              4,460            4,469          0.0%
     Owner Operators                                   574              869          -33.9%                574              869        -33.9%
                                             --------------   --------------    ------------    ---------------   --------------    ----------
Total Tractors (at end of period)                    5,034            5,338           -5.7%              5,034            5,338         -5.7%

Average Number of Tractors
 in Fleet During Period                              5,179            5,342           -3.1%              5,369            5,433         -1.2%

Average Revenue Miles Per
 Tractor Per Period                                 29,000           28,553            1.6%            112,355          111,564          0.7%

Average Revenue Per Tractor
  Per Period (2)(3)                             $   47,173       $   37,953           24.3%         $  166,728        $ 144,857         15.1%

Average Length of Haul                                 709              774           -8.4%                721              783         -7.9%

Empty Mile Percentage                                11.39%           10.12%          12.5%              11.02%           10.18%         8.3%

                                                   December 31, 2004                                   December 31, 2003
                                             -------------------------------                    --------------------------------
BALANCE SHEET DATA:
  Total Assets                                                 $ 556,989                                           $ 441,794
  Total Equity                                                   232,562                                             167,239
  Long-term Debt, including Current
    Maturities and Securitization                                149,566                                             146,579

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